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Exhibit 21            SUBSIDIARIES OF MEDIALINK WORLDWIDE INCORPORATED

                  The Delahaye Group, Inc.

                  On Line Broadcasting Limited

                  Tempest T.V. Limited

                  TTX (US) LLC

                  TTX Limited